Exhibit 21.1
Subsidiaries of Via Transportation, Inc.*

Name of Subsidiary	Jurisdiction of Incorporation or Organization

Citymapper Limited
Crosby Street Transit LLC
Flatiron Transit LLC
Glacier Point Transit ULC
Great Lakes Transit ULC
Greenpoint Transit LLC
Kempsford Transport UK Ltd.
NoMad Transit LLC
Remix Technologies LLC
River North Transit LLC
Sioux Falls Transit LLC
Tidewater Transit LLC
Via Betriebsgesellschaft mbH
Via Engineering Bulgaria EOOD
Via France SARL
Via Mobility Australia Pty Ltd.
Via Mobility DE GmbH
Via Mobility Israel Ltd.
Via Mobility Japan K.K.
Via Mobility, LLC
Via Rhein Main Mobility GmbH
Via Technologies Europe B.V.
Via Transit (USA) LLC
Via Transportation Technologies Ltd.
Via Transportation UK Ltd.

United Kingdom
Delaware (United States)
Delaware (United States)
Alberta (Canada)
Alberta (Canada)
Delaware (United States)
United Kingdom
Delaware (United States)
Delaware (United States)
Delaware (United States)
Delaware (United States)
Delaware (United States)
Germany
Bulgaria
France
Australia
Germany
Israel
Japan
Delaware (United States)
Germany
Netherlands
Delaware (United States)
Israel
United Kingdom

*Includes subsidiaries that do not fall under the definition of “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X.